CONSENT OF INDEPENDENT AUDITOR
We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement File Nos. 333-96785/811-08306 on Form N-4 of our report dated April 7, 2023, relating to the financial statements of Metropolitan Tower Life Insurance Company, appearing in form N-VPFS of Brighthouse Variable Annuity Account B for the year ended December 31, 2022. We also consent to the reference to us under the heading “Independent Auditor” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Tampa, Florida
April 24, 2023